Exhibit 32.1
SECTION 1350 CERTIFICATIONS
Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of FirstMerit Corporation (the “Corporation”), hereby certifies that the Corporation’s Form 10-Q for the fiscal quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated May 5, 2006	By:	/s/ John R. Cochran
Chairman and Chief
Executive Officer

	By:	/s/ Terrence E. Bichsel
Executive Vice President
and Chief Financial Officer
A signed original of this written statement has been provided to FirstMerit Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.